UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2007

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Offer to Acquire IXEurope Plc

On June 27, 2007, Equinix, Inc. (“Equinix”) issued a press release announcing that the boards of Equinix, Equinix UK Limited (“Equinix UK”), a wholly-owned subsidiary of Equinix, and IXEurope Plc (“IXEurope”) have reached agreement on the terms of a recommended acquisition (the “Acquisition”) by Equinix UK of the entire issued and to be issued share capital of IXEurope. Under the terms of the Acquisition, IXEurope shareholders will receive 125 pence in cash for each IXEurope share, valuing the share capital of IXEurope on a fully diluted basis at approximately £240.9 million.

The material terms of the Acquisition and its financing are disclosed by Equinix under cover of a separate Form 8-K filed as of the date hereof.

A copy of Equinix’s press release is attached hereto as Exhibit 99.1. The attached exhibit is provided under this Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Updated Second Quarter 2007 Earnings Guidance.

On June 27, 2007, Equinix issued a press release announcing updated second quarter 2007 earnings guidance.

A copy of Equinix’s press release is attached hereto as Exhibit 99.2. The attached exhibit is provided under this Item 7.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Equinix, Inc., dated June 27, 2007, related to offer to acquire IXEurope Plc.

99.2	Press Release of Equinix, Inc., dated June 27, 2007, related to second quarter 2007 earnings guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 28, 2007	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Equinix, Inc., dated June 27, 2007, related to offer to acquire IXEurope Plc.

99.2	Press Release of Equinix, Inc., dated June 27, 2007, related to second quarter 2007 earnings guidance.